Exhibit 1(f)

CMA GOVERNMENT SECURITIES FUND

Certification of Amendment
To Declaration of Trust

     The undersigned, constituting at least a majority of the Trustees of CMA Government Securities Fund (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, hereby certify that the Trustees of the Trust have duly adopted an amendment of the Trust’s Declaration of Trust, changing the name of the Trust from CMA Government Securities Fund to BIF Government Securities Fund, and all references to the name of the Trust in the Declaration are hereby accordingly amended.

     This Certificate of name Change Amendment shall become effective on June 18, 2010.

     IN WITNESS WHEREOF, the undersigned, constituting at least a majority of the Trustees, have signed this Certificate in duplicate original counterparts and have caused a duplicate original to be lodged among the records of the Trust as required by Section 11.3 of Article XI of the Declaration Trust as of the 19th day of May, 2010.

/s/ David O. Beim	/s/ Ronald W. Forbes
David O. Beim	Ronald W. Forbes
Trustee	Trustee

/s/ Matina Horner	/s/ Rodney D. Johnson
Dr. Matina Horner	Rodney D. Johnson
Trustee	Trustee

/s/ Herbert I. London	/s/ Cynthia A. Montgomery
Herbert I. London	Cynthia A. Montgomery
Trustee	Trustee

/s/ Joseph P. Platt, Jr.	/s/ Robert C. Robb, Jr.
Joseph P. Platt, Jr.	Robert C. Robb, Jr.
Trustee	Trustee

/s/ Toby Rosenblatt	/s/ Kenneth L. Urish
Toby Rosenblatt	Kenneth L. Urish
Trustee	Trustee

/s/ Frederick W. Winter	/s/ Richard S. Davis
Frederick W. Winter	Richard S. Davis
Trustee	Trustee

Henry Gabbay
Trustee

     The Declaration of Trust establishing CMA Government Securities Fund, dated the 5th day of June, 1989, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust but the Trust Property only shall be liable.